UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 23, 2022

Date of Report (Date of earliest event reported)

FG GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

5960 Fairview Road, Suite 275
Charlotte, North Carolina	28210
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Ballantyne Strong, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FGH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.
Item 8.01	Other Events.

Name Change

Effective at 5:01 p.m. ET on December 23, 2022, Ballantyne Strong, Inc., a Delaware corporation, changed its name (the “Name Change”) to FG Group Holdings Inc. (hereafter referred to as the “Company”) by filing a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on December 21, 2022. The Name Change was approved by the Company’s stockholders at the Company’s annual meeting held on December 6, 2021.

Reincorporation

Effective at 5:03 p.m. ET on December 23, 2022 (the “Effective Time”), the Company completed its reincorporation from a Delaware corporation to a Nevada corporation (the “Reincorporation”) pursuant to that certain Agreement and Plan of Merger dated October 19, 2022 (“Plan of Merger”), which is attached hereto as Exhibit 2.1. As of the Effective Time, the Company is known as FG Group Holdings Inc., a Nevada corporation, and the rights of the Company’s stockholders began to be governed by the Nevada corporation laws, the Nevada Articles of Incorporation (defined below), and the Nevada Bylaws (defined below).

Copies of the Delaware Certificate of Merger and the Nevada Articles of Merger as filed with the Delaware Secretary of State and the Nevada Secretary of State, respectively, are attached hereto as Exhibits 3.2 and 3.3, respectively. A copy of the Company’s Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State is attached hereto as Exhibit 3.4 (the “Nevada Articles of Incorporation”), and the Company’s Bylaws as a Nevada corporation are attached hereto as Exhibit 3.5 (the “Nevada Bylaws”).

The Reincorporation was approved by the Company’s stockholders at the Company’s annual meeting held on December 6, 2022 (the “2022 Annual Meeting”). A description of the changes in the rights of stockholders as a result of the change in the state of incorporation and the adoption of the Nevada Articles of Incorporation and Nevada Bylaws can be found in the section of Company’s definitive proxy statement for the 2022 Annual Meeting captioned “PROPOSAL FOUR – APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM DELAWARE TO NEVADA BY MEANS OF THE ADOPTION AND APPROVAL OF THE PLAN OF MERGER” filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2022, which description is incorporated herein by reference.

Other than the change in name and the state of incorporation of the Company, neither the Name Change nor the Reincorporation resulted in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management.

The Name Change and Reincorporation did not alter any stockholder’s percentage ownership interest or number of shares owned in the Company and the Company’s common stock continues to be quoted on the NYSE American. As previously announced in a press release dated December 15, 2022 and filed with the Commission on a Current Report on Form 8-K on December 15, 2022, in connection with the Name Change and Reincorporation, the Company’s common stock will begin trading on the NYSE American under the new ticker symbol “FGH” effective as of the opening of trading hours on December 27, 2022. As of such time, the CUSIP number of the Company’s common stock is 302462106.

The foregoing descriptions are only a summary of the Certificate of Amendment, the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, and the Nevada Bylaws, and are qualified in their entirety by reference to the full text of the Certificate of Amendment, the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, and the Nevada Bylaws, copies of which are filed as Exhibits 3.1, 2.1, 3.2, 3.3, 3.4 and 3.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated October 19, 2022

3.1	Certificate of Amendment to Certificate of Incorporation of Ballantyne Strong, Inc., as filed with the Secretary of State of the State of Delaware on December 21, 2022

3.2	Delaware Certificate of Merger, as filed with the Secretary of State of the State of Delaware on December 21, 2022

3.3	Nevada Articles of Merger, as filed with the Secretary of State of the State of Nevada on December 21, 2022

3.4	Amended and Restated Articles of Incorporation of FG Group Holdings Inc., a Nevada corporation

3.5	Bylaws of FG Group Holdings Inc., a Nevada corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG GROUP HOLDINGS INC.

Date: December 23, 2022	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer